As filed with the Securities and Exchange Commission on February 28, 2013

Registration No. 333-152698

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)
_______________

Delaware	13-3904174
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

75 West 125th Street, New York, New York 10027-4512
(718) 230-2900
(Address, including zip code, telephone number,
including area code, of registrant’s principal executive offices)
______________

Carver Federal Savings Bank 401(k) Savings Plan
 (Full Title of the Plan)
______________

With copies of all correspondence to:

Deborah C. Wright	Larry M.F. Spaccasi, Esq.
Chairman and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Carver Bancorp, Inc.	5335 Wisconsin Avenue, N.W., Suite 780
75 West 125th Street	Washington, D.C. 20015
New York, New York 10027-4512	(202) 274-2000
(212) 360-8820	(202) 362-2902 Facsimile
(212) 426-6213 Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	
Non-accelerated filer	[ ]	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 filed on August 1, 2008 (the “Registration Statement”), File No. 333-152698, which originally registered an indeterminate amount of participation interests to be offered or sold pursuant to the Carver Federal Savings Bank 401(k) Savings Plan (the “Plan”).  This Post-Effective Amendment is filed to deregister all participation interests originally registered under the Registration Statement and to terminate the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of February, 2013.

              CARVER BANCORP, INC.

By: /s/ Deborah C. Wright
Deborah C. Wright
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Position	Date

By:	/s/ Deborah C. Wright	Chairman and Chief Executive Officer (Principal Executive Officer)	February 27, 2013
Deborah C. Wright

By:	/s/ David L. Toner	Senior Vice President, Controller and Acting Chief Financial Officer (Principal Financial Officer and Controller)	February 27, 2013
David L. Toner

By:	/s/ Dr. Samuel J. Daniel	Director	February 27, 2013
Dr. Samuel J. Daniel

By:	/s/ Robert Holland, Jr.	Director	February 27, 2013
Robert Holland, Jr.

By:	/s/ Pazel G. Jackson, Jr.	Director	February 27, 2013
Pazel G. Jackson, Jr.

By:	/s/ Janet L. Rolle	Director	February 27, 2013
JaJanet L. Rollè

By:	/s/ Robert R. Tarter	Director	February 27, 2013
Robert R. Tarter

By:	/s/ Susan H. Tohbe	Director	February 27, 2013
Susan H. Tohbe